Exhibit 99.1

Medical Necessity of Tear Osmolarity Testing in the Diagnosis and Management of Dry Eye Disease Confirmed in Recently Published Medicare Local Coverage Determination

GLOBE NEWSWIRE October 9, 2015

SAN DIEGO, Oct. 9, 2015 (GLOBE NEWSWIRE) -- TearLab Corporation (Nasdaq:TEAR) (TSX:TLB) (“TearLab” or the “Company”) announced today that First Coast Service Options, Inc. (the Medicare Area Contractor for Florida, Puerto Rico and the US Virgin Islands) has published a Local Coverage Determination (LCD) that confirms the role of tear osmolarity testing in the diagnosis and management of moderate to severe dry eye patients.

The First Coast LCD- L36232, titled “Diagnostic Evaluation and Medical Management of Moderate-Severe Dry Eye Disease (DED),” was recently published on the CMS website. The LCD states that tear osmolarity testing remains medically reasonable and necessary to aid in the diagnosis of moderate to severe dry eye disease, in addition to determining disease severity and monitoring therapeutic effectiveness. This determination is consistent with clinical guidelines recently published by the Sjogrens Syndrome Foundation on the value of tear osmolarity testing in the management of dry eye disease.

First Coast concluded that tear osmolarity testing is appropriate when performed on an initial patient visit, prior to any ocular surface altering diagnostic tests (e.g., Schirmer test, vital dye staining, tear film break up time, etc.), for patients qualified via a recognized dry eye symptom questionnaire (SPEED, OSDI, DEQ-5). In addition, patients identified with dry eye symptoms and a tear osmolarity test result of 312 mOsm/L or greater, who are placed on treatment, are eligible for a repeat tear osmolarity test at 6 weeks and 3 months to assess the effectiveness of the therapeutic intervention.

“We are pleased that the First Coast LCD recognizes the medical necessity of tear osmolarity testing and provides guidance on usage. This LCD will provide needed clarity to reimbursement questions that many doctors raise as to when and how the test can be used,” commented Elias Vamvakas, TearLab Chief Executive Officer.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity® Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, the future success and performance of our principal product and the future status of reimbursement for our technology. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 7, 2015. We do not undertake to update any forward-looking statements.

CONTACT:	Stephen Kilmer
(647) 872-4849
skilmer@tearlab.com